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        AMENDMENT TO  CUSTODY ADMINISTRATION AND AGENCY AGREEMENT

      This AGREEMENT, dated as of the -------- day of -----------------, 1997, made by and between Winthrop Opportunity Funds, a business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and FPS Services, Inc. ("FPS") (formerly known as Fund/Plan Services, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                               WITNESSETH THAT:

      WHEREAS, the Trust and FPS entered into a Custody Administration and Agency Agreement dated April 1, 1995, wherein FPS agreed to provide certain agency services concerning the custody of the assets of the Trust (the "Agreement");

      WHEREAS, the Parties wish to amend the Agreement to: (i) reflect the change in the name of FPS; (ii) amend Schedule "B" of the Agreement and to include under its general terms two separate series of shares to be known as "Winthrop U.S. Government Money Fund" and "Winthrop Municipal Money Fund" (the "Money Funds"); and (iii) the addition to the Agreement of Schedules "C" and "D" which set forth, respectively, the services to be provided to the Money Funds and the fees to be charged there against.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

      1. That Schedule "B" of the Agreement be replaced in its entirety with Schedule "B" attached hereto;

      2. That Schedule "C" in the form attached hereto become part of the Agreement setting forth the services to be performed by FPS on behalf of the Money Funds; and

      3. That Schedule "D" in the form attached hereto become part of the Agreement setting forth the fees to be charged by FPS for the services performed by it on behalf of the Money Funds.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of one type-written page, together with Schedules "B," "C" and "D," to be signed by their duly authorized officers as of the day and year first above written.


Winthrop Opportunity Fund               FPS Services, Inc.


----------------------------------      ------------------------------------
Martin Jaffe, Treasurer                   Kenneth J. Kempf, President



                                                                  SCHEDULE "B"


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                           Identification of Series

Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this
Agreement:

                         "WINTHROP OPPORTUNITY FUNDS"

            1.  Winthrop Developing Markets Fund - Class A Shares
            2.  Winthrop Developing Markets Fund - Class B Shares
            3.  Winthrop International Equity Fund - Class A Shares
            4.  Winthrop International Equity Fund - Class B Shares
            5.  Winthrop U.S. Government Money Fund
            6.  Winthrop Municipal Money Fund

This Schedule "B" may be amended from time to time by agreement of the Parties.





                                                                  SCHEDULE "C"

         SCHEDULE OF CUSTODY ADMINISTRATION AND AGENCY SERVICES
                                      FOR
                 WINTHROP U.S. GOVERNMENT MONEY FUND AND
                         WINTHROP MUNICIPAL MONEY FUND


O ASSIGN AN EXPERIENCED CUSTODY ADMINISTRATOR TO ACCEPT, CONTROL AND PROCESS DAILY PORTFOLIO TRANSACTIONS.

O  MATCH AND REVIEW DTC ELIGIBLE ID'S AND TRADE INFORMATION WITH
   INSTRUCTIONS FOR ACCURACY AND COORDINATE WITH CUSTODIAN AND THE FUND'S PORTFOLIO ACCOUNTING AGENT FOR RECORDING AND AFFIRMATION PROCESSING WITH THE DEPOSITORY.

O  SETTLE ALL DEPOSITORY ELIGIBLE ISSUES IN A TOTALLY AUTOMATED
   ENVIRONMENT.  TRANSACTIONS REQUIRING PHYSICAL DELIVERY WILL BE
   SETTLED THROUGH THE CUSTODIAN'S NEW YORK OFFICE.

O  ASSIST IN PLACING CASH MANAGEMENT TRADES THROUGH CUSTODIAN,
   COMMERCIAL PAPER, CD'S AND REPURCHASE AGREEMENTS.

O PROVIDE FUNDS' PORTOFOLIO ACCOUNTING AGENT AND FUND PERSONNEL WITH DAILY CUSTODIAN STATEMENTS REFLECTING ALL PRIOR DAY CASH ACTIVITY ON BEHALF OF EACH PORTFOLIO BY 8:30 A.M. EASTERN TIME. COMPLETE DESCRIPTIONS OF ANY POSTING, INCLUSIVE OF SEDOL/CUSIP NUMBERS, INTEREST/DIVIDEND PAYMENT DATE, CAPITAL STOCK DETAILS, EXPENSE AUTHORIZATIONS, BEGINNING/ENDING CASH BALANCES, ETC. WILL BE PROVIDED BY THE CUSTODIAN'S REPORTS OR SYSTEM.

O ACTIVITY STATEMENTS COMBINING BOTH CASH CHANGES AND SECURITY TRADES INCLUDING PORTFOLIO LISTING WILL BE PROVIDED EACH MONTH.

O COMMUNICATE TO THE FUNDS' PORTFOLIO ACCOUNTING AGENT AND THE FUND ANY CORPORATE ACTIONS, CAPITAL CHANGES AND INTEREST RATE CHANGES SUPPORTED BY APPROPRIATE SUPPLEMENTAL REPORTS RECEIVED FROM THE CUSTODIAN.




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   FOLLOW-UP WILL BE MADE WITH THE CUSTODIAN INSURING ALL NECESSARY ACTIONS
   AND/OR PAPERWORK IS COMPLETED.

O ASSIST THE FUNDS' PORTFOLIO ACCOUNTING AGENT AND THE CUSTODIAN BANK ON MONTHLY ASSET RECONCILIATION.

O COORDINATE AND RESOLVE UNSETTLED DIVIDENDS, INTEREST, PAYDOWNS AND CAPITAL CHANGES. ASSIST IN RESOLUTION OF FAILED TRANSACTIONS AND ANY SETTLEMENT PROBLEMS.

O PROVIDE A COMPREHENSIVE PROGRAM THAT AUDITS TRANSACTIONS, MONITORS AND EVALUATES THE CUSTODIAN'S SERVICE AND RECOMMENDS CHANGES THAT MAY IMPROVE PERFORMANCE.

O ARRANGE FOR SECURITIES LENDING, LINES OF CREDIT AND/OR LETTERS OF CREDIT THROUGH CUSTODIAN.

O  MONITOR FUNDS CASH POSITIONS.

O  PROVIDE AUTOMATED MORTGAGE-BACKED PROCESSING THROUGH CUSTODIAN.

O  PROVIDE FUND'S AUDITORS WITH TRADE DOCUMENTATION TO HELP EXPEDITE
   FUND'S AUDIT.




                                                                  SCHEDULE "D"

     SCHEDULE OF FEES FOR CUSTODY ADMINISTRATION AND AGENCY SERVICES
                                      FOR
                 WINTHROP U.S. GOVERNMENT MONEY FUND AND
                       WINTHROP MUNICIPAL MONEY FUND

  This Fee Schedule is fixed for a period of two years from January 1, 1997 and shall not increase greater than 10% during the one year period beginning January 1, 1999.

CUSTODY OF FUND ASSETS USING CITIBANK, N.A.

   I.    DOMESTIC SECURITIES AND ADRS PER PORTFOLIO: (1/12TH PAYABLE
         MONTHLY)

         .00015    ON THE FIRST   $ 50 MILLION OF AVERAGE NET ASSETS
         .000125   ON THE NEXT    $ 50 MILLION OF AVERAGE NET ASSETS
         .0001     ON THE NEXT    $400 MILLION OF AVERAGE NET ASSETS
         .00008    ON THE NEXT    $500 MILLION OF AVERAGE NET ASSETS
         .00006      OVER         $  1 BILLION OF AVERAGE NET ASSETS

         MINIMUM MONTHLY FEE IS $500 PER PORTFOLIO.

   II.   CUSTODY DOMESTIC SECURITIES TRANSACTIONS CHARGE:
         (BILLED MONTHLY)

         BOOK ENTRY, DTC, FEDERAL BOOK ENTRY       $12.00
         PTC, HELD ELSEWHERE SECURITIES            $15.00
         Physical Securities, Options              $24.00
         P&I PAYDOWNS                              $ 7.00


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         WIRES                                     $ 5.00
         CHECK REQUEST                             $ 8.50

         A TRANSACTION INCLUDES BUYS, SELLS, MATURITIES OR FREE
         SECURITY MOVEMENTS.

   III.  WHEN ISSUED, SECURITIES LENDING, INDEX FUTURES, ETC.

         SHOULD ANY INVESTMENT VEHICLE REQUIRE A SEPARATE SEGREGATED CUSTODY ACCOUNT, A FEE OF $125 PER ACCOUNT PER MONTH WILL APPLY.

   IV.   CUSTODY MISCELLANEOUS FEES

         ADMINISTRATIVE FEES INCURRED IN CERTAIN LOCAL MARKETS WILL BE PASSED ONTO THE CUSTOMER WITH A DETAILED DESCRIPTION OF THE FEES. FEES INCLUDE INCOME COLLECTION, CORPORATE ACTION HANDLING, FUNDS TRANSFER, SPECIAL LOCAL TAXES, STAMP DUTIES, REGISTRATION FEES, MESSENGER AND COURIER SERVICES AND OTHER OUT-OF- POCKET EXPENSES.

    V.   OUT-OF-POCKET EXPENSES

         THE FUNDS WILL REIMBURSE FPS SERVICES, INC. MONTHLY FOR ALL REASONABLE OUT-OF- POCKET EXPENSES, INCLUDING TELEPHONE, POSTAGE, OVERDRAFT CHARGES, TELECOMMUNICATIONS, SPECIAL REPORTS, RECORD RETENTION, SPECIAL TRANSPORTATION COSTS, COPYING AND SENDING MATERIALS TO AUDITORS AND/OR REGULATORY AGENCIES AS INCURRED AND APPROVED.

   VI.   ADDITIONAL SERVICES

         TO THE EXTENT THE FUNDS COMMENCE USING INVESTMENT TECHNIQUES SUCH AS FUTURES, SECURITY LENDING, SWAPS, LEVERAGING, SHORT SALES, DERIVATIVES, PRECIOUS METALS, OR FOREIGN TRADING (NON U.S. DOLLAR DENOMINATED SECURITIES AND CURRENCY), ADDITIONAL FEES WILL APPLY. ACTIVITIES OF A NON-RECURRING NATURE SUCH AS SHAREHOLDER INKINDS, FUND CONSOLIDATIONS, MERGERS OR REORGANIZATIONS WILL BE SUBJECT TO NEGOTIATION. ANY ADDITIONAL/ENHANCED SERVICES, PROGRAMMING REQUESTS, OR REPORTS WILL BE QUOTED UPON REQUEST.


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